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                                                                    Exhibit 4(b)

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR ONE OR MORE NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, 55 WATER STREET, NEW YORK, NEW YORK, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR TO DTC OR A NOMINEE OF SUCH SUCCESSOR. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED                                                      PRINCIPAL AMOUNT
No. 001                                                              $75,000,000

CUSIP:  02635KCR3                                            ISIN:  US02635KCR32

                                 GLOBAL SECURITY

                      AMERICAN GENERAL FINANCE CORPORATION
                    4.411% SENIOR NOTE DUE NOVEMBER 30, 2007

         AMERICAN GENERAL FINANCE CORPORATION, a corporation duly organized and existing under the laws of the State of Indiana (the "Company", which term includes any successor corporation under the Indenture referred to herein), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of SEVENTY-FIVE MILLION DOLLARS on November 30, 2007 (the "Maturity Date") and to pay interest thereon from November 20, 2002, or from the most recent Interest Payment Date (hereinafter defined) to which interest has been paid or duly provided for, semiannually in arrears on May 30 and November 30 (each an "Interest


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

Payment Date") in each year commencing on May 30, 2003, and on the Maturity Date, at the rate of 4.411% per annum, until the principal hereof is paid or duly provided for.

         Interest payments on this Note will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date for the payment of principal, premium, if any, or interest on this Note (each a "Payment Date") falls on a day which is not a Business Day (as defined below), the principal, premium, if any, or interest payable with respect to such Payment Date will be paid on the next succeeding Business Day with the same force and effect as if made on such Payment Date, and no interest shall accrue on the amount so payable for the period from and after such Payment Date to such next succeeding Business Day. "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, The City of New York are authorized or obligated by law or executive order to close.

         The interest so payable and punctually paid or duly provided for on any Interest Payment Date will be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered in the Security Register at the close of business on the Regular Record Date for such interest payment, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered in the Security Register at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than ten (10) days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         Payment of the principal, premium, if any, and interest on this Note will be made in immediately available funds at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         This 4.411% Senior Note due November 30, 2007 (the "Note") is one of a duly authorized issue of senior debt securities (hereinafter called the "Securities") of the Company, issued and to be issued in one or more series under an Indenture dated as of May 1, 1999 (herein called the "Indenture") between the Company and Citibank, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto and the Officers' Certificate setting forth the terms of this series of Securities reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders, and the terms upon which the Notes are, and are to be, authenticated and delivered.


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         This Note is not subject to repayment, as a whole or in part, at the option of the Holder prior to the Maturity Date. This Note is not subject to any sinking fund.

         This Note may be redeemed in whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of this Note then outstanding to be redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on this Note corresponding to the principal amount hereof to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate (as defined in the Officers' Certificate setting forth the terms of this Note) plus 20 basis points; plus, in each case, accrued and unpaid interest on the principal amount of this Note being redeemed to the redemption date.

         If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect and subject to the conditions provided in the Indenture.

         Subject to certain exceptions, the Indenture permits the Company and the Trustee to enter into one or more supplemental indentures, with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series to be affected by such supplemental indentures, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of Securities of such series. The Indenture also permits the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.


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

         As provided in the Indenture, and subject to certain limitations therein set forth and on the first page hereof, the transfer of this Note may be registered on the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes having the same terms as this Note, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture, and subject to certain limitations therein or herein set forth, this
Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations, having the same terms as this Note.

         If (i) DTC is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days, (ii) the Company executes and delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable or (iii) an Event of Default has occurred and is continuing with respect to the Notes, this Note shall be exchangeable for notes in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive Notes shall be registered in such name or names as DTC shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

         No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered in the Security Register as the owner hereof for all purposes, whether or not any payment with respect to this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All capitalized terms used in this Note but not defined in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture; and all references in the Indenture to "Security" or "Securities" shall be deemed to include the Notes.

         THIS NOTE, INCLUDING THE VALIDITY HEREOF, AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         Unless the Certificate of Authentication hereon has been executed by or on behalf of Citibank, N.A., the Trustee under the Indenture, or its successor thereunder, by the manual signature of one


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of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and its corporate seal or a facsimile thereof to be imprinted hereon.

                                            AMERICAN GENERAL FINANCE CORPORATION

[Seal]


                                            By:
                                               ---------------------------------
                                                Bryan A. Binyon
                                                Vice President and Treasurer


                                            By:
                                               ---------------------------------
                                                David M. McManigal
                                                Assistant Treasurer


Date:    November 20, 2002


TRUSTEE'S CERTIFICATE OF AUTHENTICATION:
This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

CITIBANK, N.A.,
 as Trustee

By:
   ---------------------------------
         Authorized Signatory


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                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the first page of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

      UNIF GIFT MIN ACT --
                          ----------------------------------------------
                                             (Cust)
                 Custodian
                          ----------------------------------------
                                          (Minor)

                        Under Uniform Gifts to Minors Act

                    ----------------------------------------
                                     (State)

                TEN COM -- as tenants in common
                TEN ENT -- as tenants by the entireties
                JT TEN -- as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.


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                                                    ASSIGNMENT

                  FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
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|                            |
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Please print or typewrite name and address including postal zip code and telephone number of assignee

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the within Note and all rights thereunder, hereby irrevocably constituting and

appointing                                                          attorney to
          ---------------------------------------------------------

transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:
      -----------------                      -----------------------------------
                                             NOTICE: The signature on this
                                             assignment must correspond with the
                                             name as written upon the face of
                                             the within instrument in every
                                             particular without alteration or
                                             enlargement or any change whatever.

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